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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

To the Board of Directors
Vitesse Semiconductor Corporation:

We consent to the incorporation by reference in the registration statement on Form S-3 of our reports dated October 14, 1998, relating to the consolidated balance sheets of Vitesse Semiconductor Corporation and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1998, and related schedule, which reports appear in the September 30, 1998 annual report on Form 10-K of Vitesse Semiconductor Corporation, and to reference to our firm under the heading "Experts" in the registration statement.

We consent to the use of our report dated October 8, 1999 included herein, with respect to the supplemental consolidated balance sheets of Vitesse Semiconductor Corporation and subsidiaries as of September 30, 1998 and 1997, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1998, and the reference to our firm under the heading "Experts" in the registration statement.


KPMG LLP


Los Angeles, California
November 23, 1999